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                        KRAMER, LEVIN, NAFTALIS & FRANKEL

                           9 1 9  T H I R D  A V E N U E

                           NEW YORK, N.Y. 10022 - 3852

                                (212) 715 - 9100

ARTHUR H. AUFSES III     RICHARD MARLIN                       SHERWIN KAMIN
THOMAS D. BALLIETT       THOMAS E. MOLNER                   ARTHUR B. KRAMER
JAY G. BARIS             THOMAS H. MORELAND                 MAURICE N. NESSEN
SAUL E. BURIAN           ELLEN R. NADLER                    FOUNDING PARTNERS
BARRY MICHAEL CASS       GARY P. NAFTALIS                        COUNSEL
THOMAS E. CONSTANCE      MICHAEL J. NASSAU
MICHAEL J. DELL          MICHAEL S. NELSON                        -----
KENNETH H. ECKSTEIN      JAY A. NEVELOFF
CHARLOTTE M. FISCHMAN    MICHAEL S. OBERMAN                   MARTIN BALSAM
DAVID S. FRANKEL         PAUL S. PEARLMAN                   JOSHUA M. BERMAN
MARVIN E. FRANKEL        SUSAN J. PENRY-WILLIAMS             JULES BUCHWALD
ALAN R. FRIEDMAN         BRUCE RABB                         RUDOLPH DE WINTER
CARL FRISCHLING          ALLAN E. REZNICK                    MEYER EISENBERG
MARK J. HEADLEY          SCOTT S. ROSENBLUM                  ARTHUR D. EMIL
ROBERT M. HELLER         MICHELE D. ROSS                     MAXWELL M. RABB
PHILIP S. KAUFMAN        MAX J. SCHWARTZ                     JAMES SCHREIBER
PETER S. KOLEVZON        MARK B. SEGALL                          COUNSEL
KENNETH P. KOPELMAN      JUDITH SINGER
MICHAEL PAUL KOROTKIN    HOWARD A. SOBEL                          -----
KEVIN B. LEBLANG         JEFFREY S. TRACHTMAN
DAVID P. LEVIN           D. GRANT VINGOE                  M. FRANCES BUCHINSKY
EZRA G. LEVIN            HAROLD P. WEINBERGER               DEBORA K. GROBMAN
LARRY M. LOEB            E. LISK WYCKOFF, JR.             CHRISTIAN S. HERZECA
MONICA C. LORD                                              PINCHAS MENDELSON
                                                           LYNN R. SAIDENBERG
                                                           JONATHAN M. WAGNER
                                                             SPECIAL COUNSEL

                                                                  -----

                                                                   FAX
                                    August 30, 1996          (212) 715-8000

                                                                  ------

                                                          WRITER'S DIRECT NUMBER

                                                              (212) 715-7550


MCI Communications Corporation
1801 Pennsylvania Avenue, N.W.
Washington, D.C. 20006

Dear Sirs:

        We have acted as counsel to you, MCI Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed sale by certain stockholders of the Company (the "Selling Shareholders") from time to time during the period from September 9, 1996 to September 20, 1996 of up to an aggregate of 150,000 shares (the "Shares") of the Company's Common Stock, par value $.10 per share (the "Common Share"). The Shares were issued by the Company to the Selling Shareholders pursuant an Agreement and Plan of Merger, dated as of June 1, 1995, by and among the Company, MCI Telecommunications Corporation and Darome Teleconferencing, Inc. (the "Merger Agreement"). The Company is registering the Shares pursuant to the terms of a Registration Rights Agreement entered into by the Company in connection with the consummation of the transactions contemplated by the Merger Agreement.

        We have examined the originals, photocopies or conformed copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to the originals of all copies submitted to us as conformed copies or photocopies. As to various
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questions of fact material to our opinion, we have relied upon representations, statements or certificates of officers and representatives of the Company and others.

        Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

        We are members of the Bar of the State of New York and are not members of the bar of any other state. We are not expressing any opinion as to any matter relating to the laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States of America, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject transaction or the effect of such laws thereon.

        In rendering the foregoing opinion, we have not expressed, explicitly or implicitly, any opinion as to proceedings before the Federal Communications Commission or matters arising under the Communications Act of 1934, the Telecommunications Act of 1996 or any similar state or local statute regulating communications.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                        Very truly yours,


                                        /s/ Kramer, Levin, Naftalis & Frankel

                                        KRAMER, LEVIN, NAFTALIS & FRANKEL